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                           DRINKER BIDDLE & REATH LLP
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496


                                November 13, 1997



Pegasus Communications Corporation
c/o Pegasus Communications Management Company
100 Matsonford Road
Suite 454, 5 Radnor Corporate Center
Radnor, Pennsylvania  19087

                  Re:      Registration Statement on Form S-4
                           ----------------------------------

Ladies and Gentlemen:

                  As counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to $115,000,000 principal amount of the Company's 9 5/8% Series B Senior Notes due 2005 (the "New Notes"), to be issued by the Company in exchange for $115,000,000 principal amount of the Company's 9 5/8% Series A Senior Notes due 2005 (the "Old Notes"). The New Notes will be issued pursuant to the Indenture dated October 21, 1997, between the Company and First Union National Bank, as Trustee, which has been incorporated by reference into the Registration Statement.

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, as amended, minutes and resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the New Notes as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Delaware General Corporation Law.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  On the basis of the foregoing, it is our opinion that the New Notes have been validly authorized for issuance and, upon execution of the New Notes by the Company, authentication of the New Notes by the Trustee and issuance and delivery of the New Notes in the manner provided in the Indenture and the Registration Statement (including the exchange of the Old Notes for the New Notes as set forth in the Registration Statement), the New Notes will be legally issued and constitute binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).





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Pegasus Communications Corporation
November 13, 1997
Page 2



                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                                                 Very truly yours,

                                                 /s/ Drinker Biddle & Reath LLP
                                                 ------------------------------
                                                 DRINKER BIDDLE & REATH LLP